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                                                                Exhibit 16.1



December 15, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by CIC (copy attached), which we understand will be filed with the Commission, pursuant to item 4 of Form 8-K, as part of the Company's Form 8-K. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP